Exhibit 99

*FOR IMMEDIATE RELEASE*

UNION NATIONAL FINANCIAL CORPORATION ISSUES STATEMENT ON
SCHEDULE 13D FILING BY DONEGAL MUTUAL INSURANCE COMPANY

Lancaster, PA – April 6, 2010.  Union National Financial Corporation (OTC Bulletin Board: UNNF.OB), the parent of Union National Community Bank, issued the following statement today regarding the Schedule 13D Donegal Mutual Insurance Company, an affiliate of Donegal Group, Inc. (Nasdaq: DGICA, DGICB), filed with the Securities and Exchange Commission on April 5, 2010:

“Union National Financial Corporation acknowledges the Schedule 13D Donegal Mutual Insurance Company filed on April 5, 2010.  Representatives of Union National Financial Corporation have been participating in discussions since earlier this year and intend to hold further discussions with representatives of Donegal Mutual Insurance Company regarding a potential business combination transaction with an affiliate of Donegal Mutual Insurance Company as described in the Schedule 13D.  There can be no assurances when or if Union National Financial Corporation and an affiliate of Donegal Mutual Insurance Company will enter into a definitive agreement regarding a business combination transaction.  Should the parties enter into a definitive agreement, the consummation of the business combination transaction would be subject to various closing conditions, including the receipt of stockholder approval.  Union National Financial Corporation does not intend to comment further on this matter except as warranted by applicable laws and regulations.”

Union National Community Bank, a wholly owned subsidiary of Union National Financial Corporation, has been serving its communities since 1853.  The Bank provides a full range of financial services for both retail and business customers, and offers insurance, retirement plan services and wealth management services through Union National Advisors.  Union National Community Bank has ten full-service offices in Lancaster County, Pennsylvania.

Contact:
Mark D. Gainer, Chairman, CEO and President
Union National Financial Corporation
570 Lausch Lane, Suite 300
Lancaster, PA 17601
Phone: 717-519-8630